Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-237064) on Form S-8 of our report dated February 26, 2020 relating to the consolidated financial statements of The Charles Schwab Corporation (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

October 6, 2020